UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2016

Spotlight Innovation Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52542	98 0518266
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11147 Aurora Avenue Aurora Business Park, Building 3 Urbandale, Iowa	50322
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (515) 274 9087

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a 12 under the Exchange Act (17 CFR 240.14a 12)

☐ Pre commencement communications pursuant to Rule 14d 2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐ Pre commencement communications pursuant to Rule 13e 4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Item 5.02 is incorporated herein by reference. In addition, Spotlight Innovation Inc.’s (the “Company”) board of directors has authorized the issuance of 1,235,000 shares of its common stock to certain non-executive officers and consultants of the Company, which shares are being issued pursuant to the Company’s 2016 Incentive Stock Plan.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2016 and December 29, 2016 respectively, Dr. Sanjeev Agarwai and Ralph Arthur were appointed to the board of directors of the Company.

Ralph Arthur, 69 years old, joined Ruan Transport Corporation in 2000 and served, until his retirement at the end of 2016, as President of Dedicated Contract Carriage with responsibility for the operations of the dedicated private carriage lines and logistics. Since 2012, Mr. Arthur has been a member of the board of Iowa Motor Truck Association. Mr. Arthur has a Master’s degree from the University of Northern Colorado and a Bachelor of Science degree from Virginia Tech. In August 2016, Mr. Arthur purchased a convertible note in the principal amount of $20,000 (the “Note”) from the Company, in a private placement, and received a warrant to purchase 6,000 shares of the Company’s common stock.

The material terms of the Note are:

•

At any time prior to the maturity date, the Note is convertible into shares of common stock of the Company at a price per share equal to 90% of the closing bid price of the common stock during the 20 consecutive trading days immediately preceding such conversion.

•

The Note has a term of 24 months. In the event the note has not been converted at the maturity date, the convertible note will automatically convert into shares of common stock of the Company at a per share price equal to 80% of the closing bid price of the common stock of the Company during the 20 consecutive trading days immediately preceding the maturity date.

•	Interest will accrue at 7.5% computed on a 365-day basis. Interest is payable upon conversion of the convertible note at the applicable conversion price.

In December 2016, Mr. Arthur converted the Note in its entirety and will receive 54,054 shares of the Company’s common stock.

The warrant issued to Mr. Arthur provides for the issuance of warrants to purchase that number of shares of common stock of the Company equal to thirty percent of the amount invested in the convertible notes based on the exercise price of the Warrants (the exercise price is defined as one hundred ten percent (110%) of the closing bid price of the common stock of the Company on the six month anniversary of the issuance date of the convertible note).

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Dr. Sanjeev Agarwal, 58 years old has been President of Technochem International, Inc. Since 2000. Technochem builds equipment and infrastructure for the production of vegetable oils, biodiesel, glycerin and fermentation-based specialty-chemicals for clients worldwide. He has supervised the design, fabrication and installation of equipment for startup and existing facilities, has participated in numerous process development projects, and has incorporated novel technologies to improve plant efficiency and reduce waste. Dr. Agarwal has a Ph.D. in Business from Ohio State University, an MS in Chemical Engineering from University of California at Davis, and a BS in Chemical Engineering from Indian Institute of Technology at Roorkee, India.

In August and November 2016, Dr. Agarwal purchased an aggregate principal amount of $350,000 of the Note from the Company, in a private placement, and received warrants to purchase an aggregate of 105,000 shares of the Company’s common stock.The warrant issued to Dr. Agarwal provides for the issuance of warrants to purchase that number of shares of common stock of the Company equal to thirty percent of the amount invested in the convertible notes based on the exercise price of the Warrants (the exercise price is defined as one hundred ten percent (110%) of the closing bid price of the common stock of the Company on the six month anniversary of the issuance date of the convertible note).

In connection with the issuance of the Notes, Caretta Therapeutics, Inc. (a subsidiary of the Company) entered into a Royalty Agreement with Mr. Arthur and Dr. Agarwal pursuant to which Mr. Arthur and Dr. Agarwal will receive a pro rata share of a royalty during years two, three and four of the Company’s subsidiary Caretta Therapeutics, LLC as follows:

•	Aggregate of 5% of net revenue.

•	Net revenues defined as gross revenues, minus all license/royalty fees and cost of goods sold.

•	Royalties will cease once investor has received two times the amount invested.

On December 29, 2016, Cristopher Grunewald resigned from the Company’s board of directors and as the Company’s President. He continues to serve as the Company’s Chief Executive Officer. There was no disagreement or dispute between Mr. Grunewald and the Company which led to his resignation.

On December 28, 2016, John M. Krohn became the Company’s President and Chief Operating Officer. Mr. Krohn joined the Company as a member of the Board of Directors of the Company in February 2016. From March 1, 1996 through January 1, 2017, Mr. Krohn was a Senior Financial Services Advisor with Principal Financial Group, a global investment management leader, offering retirement services, insurance solutions and asset management. Mr. Krohn was a registered investment advisor until January 1, 2017. He was inducted into the Principal Financial Group Agent Hall of Fame in 2015 and is the 2014 recipient of the Lifetime Achievement Award for life insurance production. Mr. Krohn, a CPA, is a 1981 graduate of the University of Iowa with a B.S. degree in Accounting.

On December 28, 2016, the Company and Mr. Krohn entered into an employment agreement pursuant to which Mr. Krohn is serving as the Company’s President and Chief Operating Officer. Mr. Krohn continues to serve as a member of the Company’s Board of Directors. Pursuant to Mr. Krohn’s employment agreement, he will receive a salary of $240,000 per annum. Mr. Krohn was also issued 450,000 shares of the Company’s common stock, and provided the agreement remains in force, will be issued additional shares of common stock as follows: 75,000 shares shall be issued on or about January 2, 2017, 75,000 shares will be issued on or about April 2, 2017, 75,000 shares shall be issued on or about July 2, 2017 and 75,000 shares shall be issued on or about September 2, 2017. The agreement shall continue until the second anniversary thereof, unless terminated earlier pursuant to the agreement, provided that, on December 31, 2018 and each annual anniversary thereafter the Agreement shall be deemed to be automatically extended, upon the same terms and conditions, for successive periods of one year, unless either party provides written notice of its intention not to extend the term of the Agreement at least 90 days’ prior to the applicable renewal date. Mr. Krohn’s employment may be terminated by either the Company or by Mr. Mr. Krohn at any time and for any reason; provided that, unless otherwise provided therein, either party shall be required to give the other party at least 30 days advance written notice of any termination of Mr. Krohn’s employment. In the event that Mr. Krohn’s employment is terminated Without Cause by the Company or by Mr. Krohn for Good Reason (as these terms are defined in the agreement), or subject to the terms of the agreement as a result of a Change in Control (as defined in the Agreement), Mr. Krohn shall be entitled to a lump sum payment equal to one times the sum of the his then base salary, as well as to receive payment for any Accrued Amounts (as defined in the agreement).

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As previously reported on a report on Current Report on Form 8-K, on December 19, 2016, the Company entered into a convertible note (the “K4 Note”) with K4 Enterprises, LLC (“K4”) in the principal amount of $830,000, in exchange for the payment by K4 of $830,000. The K4 Note bears interest at the rate of six percent per annum, and is convertible at the option of K4 into shares of common stock of the Company at a price equal to Seventy Percent (70%) of the average closing bid price of the common stock of the Company during the six months immediately prior to such conversion. The Company also issued K4 warrants (the “Warrant”) to purchase 2,075,000 shares of the Company’s common stock at an exercise price of $1.20 per share until December 31, 2018.

Mr. Krohn is the Managing Member of K4 and in such capacity holds voting and dispositive power over the securities held by such entity. Mr. Krohn holds 50% of the equity ownership interest in K4 and thus is a beneficial owner of 50% of the securities held by K4. Mr. Krohn is also a member of the Company’s board of directors.

As previously reported on a report on Form 8-K, on December 23, 2016, the Company and Mr. Krohn entered into an exchange agreement pursuant to which Mr. Krohn exchanged options to purchase 75,000 shares of the Company’s common stock and was issued 108,000 shares of the Company’s common stock.

On December 28, 2016, the Company and Mr. John William Pim entered into an employment agreement pursuant to which Mr. Pim is serving as the Company’s Chief Financial Officer. Pursuant to Mr. Pim’s employment agreement he will receive a salary of $120,000 per annum. In consideration of Mr. Pim’s entering into the Agreement on the effective date, the Company granted the following equity awards to the Mr. Pim pursuant to the Company’s 2016 Equity Incentive Plan, provided that the Agreement remains in force: 125,000 restricted shares of Common Stock, of which 31,250 shares shall be issued on or about January 2, 2017, 31,250 shares will be issued on or about April 2, 2017, 31,250 shares shall be issued on or about July 2, 2017, and 31,250 shares shall be issued on or about September 2, 2017, provided the Agreement remains in effect. The agreement shall continue until the second anniversary thereof, unless terminated earlier pursuant to the Agreement, until the second anniversary thereof, unless terminated earlier pursuant to the Agreement. Mr. Pim’s employment may be terminated by either the Company or by Mr. Pim at any time and for any reason; provided that, unless otherwise provided herein, either party shall be required to give the other party at least 30 days advance written notice of any termination of Mr. Pim’s employment. In the event that Mr. Pim’s employment is terminated Without Cause by the Company or by Mr. Pim for Good Reason (as these terms are defined in the agreement), or subject to the terms of the Agreement as a result of a Change in Control (as defined in the Agreement), Mr. Krohn shall be entitled to a lump sum payment equal to three months of Mr. Pim’s salary for the year in which the termination occurred as well as to receive payment for any Accrued Amounts (as defined in the Agreement).

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibit

The following document is filed as Exhibit:

Exhibit	Description

10.1	Employment Agreement between Spotlight Innovation Inc. and John Krohn

10.2	Employment Agreement between Spotlight Innovation Inc. and John William Pim

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPOTLIGHT INNOVATION INC.

Dated: January 4, 2017	By:	/s/ John William Pim
John William Pim Chief Financial Officer

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